UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 17, 2019

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	001-33582 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	SPAR	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        Appointment of Principal Operating Officer.

On June 17, 2019, Spartan Motors, Inc. (the “Company”) announced the appointment of Todd Heavin to the position of Chief Operating Officer, effective June 17, 2019. Mr. Heavin, age 57, most recently led the Casting Division for American Axle & Manufacturing (previously Metaldyne Performance Group, previously Grede, LLC and previously Citation Corporation). During his nine-year term, he served as Senior Vice President & Chief Operating Officer and Division President. Prior to joining American Axle & Manufacturing, he held executive positions at Formtech LLC, and Intermet Corporation, as well as leadership positions at Delphi Automotive and United Technologies Automotive Division.

There are no arrangements or understandings between Mr. Heavin and any other person pursuant to which he was selected as an officer of the Company. Mr. Heavin is not related to any executive officer or director of the Company.

There have been no transactions since January 1, 2018, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Heavin had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

In his position of Chief Operating Officer, Mr. Heavin will receive an annual base salary of $350,000 and a sign-on bonus of 20,000 restricted shares of Company stock to be granted on or about March 30, 2020. These shares will vest ratably over a three-year period following the grant date, subject to continued employment with the Company. He is also eligible to participate in the Spartan Motors, Inc. 2019 Leadership Team Compensation Plan (the “Plan”), the Company’s performance-based incentive compensation plan. The Plan is available under Exhibit 10.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on April 16, 2019. Under the Plan, Mr. Heavin will be eligible for an annual cash bonus with a targeted payment of 60% of his base salary, along with an annual equity grant, with a target award valued at 100% of his base salary. Awards for 2019 will be prorated.

Mr. Heavin will be eligible to participate in the Company’s Supplemental Executive Retirement Plan and is a participant in the Spartan Motors, Inc. Management Severance Plan. The Spartan Motors, Inc. Management Severance Plan is available under Exhibit 10.1 to the Company’s Form 10-Q filed with the Securities and Exchange Commission on May 3, 2018.

In addition to these benefits, Mr. Heavin will be eligible to receive benefits offered to other executive officers of the Company.

A copy of the press release issued by the Company to announce the appointment of Mr. Heavin is attached to this Current Report as Exhibit 99.1. This press release is being furnished to, as opposed to filed with, the Securities and Exchange Commission.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits

99.1	Press Release dated June 17, 2019 announcing the appointment of Mr. Heavin as Chief Operating Officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: June 21, 2019	/s/ Ryan L. Roney
	By:	Ryan L. Roney
	Its:	Chief Legal Officer and Corporate Secretary

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